Exhibit 3.3

FIRST STATE BANCORPORATION

BYLAWS

(As Amended Through April 15, 2003)

ARTICLE 1

Shareholders

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business that may be properly brought before the meeting shall be held at the place, date, and hour as designated by resolution of the Board of Directors.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes shall be called by the Secretary upon receipt of a written request from either the Chairman of the Board or the President, a majority of the directors, or any person or persons authorized by the New Mexico Business Corporation Act (the “NMBCA”) to request such a meeting. Special meetings of the shareholders shall be held at the place, date, and hour as designated by either the Chairman of the Board or the President or by resolution of the Board of Directors.

SECTION 3. PROCEDURE. At each meeting of the shareholders the President shall act as chairperson of the meeting. The chairperson of the meeting shall determine the order of business and all other matters of procedure. The chairperson of the meeting may establish rules to maintain order and to conduct the meeting. The chairperson of the meeting shall act in his or her absolute discretion, and his or her rulings are not subject to appeal.

ARTICLE II

Directors

SECTION 1. BOARD OF DIRECTORS. The business of the Company shall be managed by a Board of Directors. The number of directors constituting the Board of Directors shall be established from time to time by resolution of the Board of Directors, within the limitations set forth in the Restated Articles of Incorporation, as amended.

No person who has attained the age of seventy-five shall be eligible for election as a director of the Corporation unless he or she is already a member of the Board of Directors. No director who has attained the age of seventy-five shall serve as a director effective with the next annual meeting of the shareholders.

SECTION 2. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at times and places determined by the Board of Directors.

SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by the Secretary upon the receipt of a request from the

Chairman of the Board, the President, or any three directors. Notice of special meetings shall be given to each director at any time before the special meeting either personally or by telephone (including by message or recording devise) or telegraph or facsimile not less than twenty-four hours before the meeting or by mail not less than three days before the meeting. Any notice shall be directed to the address or telephone number of each director as furnished to the Secretary for that purpose.

SECTION 4. ADJOURNMENT OF MEETINGS. The directors may adjourn from time to time any regular or special meeting at which a quorum is present, without notice other than announcement at the meeting. The adjourned meeting may be called to order at any time without further notice, and any business may be transacted which might have been transacted at the original meeting.

SECTION 5. COMPENSATION OF DIRECTORS. The Board of Directors may by resolution provide for payment of fees for attendance at meetings of the Board of Directors and the reimbursement of expenses of directors in attending meetings. The Board of Directors may also by resolution provide for the payment of other fees or compensation to members of the Board of Directors.

SECTION 6. AUTHORITY TO APPOINT COMMITTEES AND DELEGATE AUTHORITY. The Board of Directors, by resolution adopted by a majority of the full Board of Directors: (i) may designate from among its members one or more committees, each of which, except to the extent limited by law, the Restated Articles of Incorporation, these Bylaws, and the resolution establishing the committee, shall have and may exercise all the authority of the Board of Directors, and may also prescribe rules of operation of the committee, (ii) and shall appoint and constitute the following committees as standing committees of the Board of Directors – Audit Committee, Compensation Committee and Nominating, each of whose members shall be appointed by the Board of Directors and shall meet the requirements of the rules of the National Association of Securities Dealers, Securities Exchange Commission and other governing bodies, (iii) Regular meetings of any committee may be held without notice at times and places determined by the Board of Directors or the committee. Special meetings of any committee shall be called by the Secretary upon the receipt of a request from the Chairman of the Board, the President, the chairman of the committee, or any two members of the committee. Notice of special meetings shall be given in the same manner as provided in Section 3 of this Article II. Committee actions shall be subject to review and approval by the Board of Directors.

ARTICLE III

Officers

SECTION 1. NUMBER. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary, and a Treasurer, and may include a Controller. A chief executive officer, a chief operating officer, a chief financial officer, and a chief accounting officer may be designated by the Board of Directors from among the officers

SECTION 2. ELECTION AND TERM OF OFFICE. Each officer shall be elected by the Board of Directors and shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders and until his or her successor has been elected and qualified or until his or her earlier retirement, resignation, or removal. The Chairman of the Board shall be chosen from among the directors.

SECTION 3. REMOVAL AND VACANCIES. Any officer may be removed at any time with or without cause by the Board of Directors. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election to the office.

SECTION 4. ASSISTANT OFFICERS. The Company may have assistant officers as the Board of Directors may elect. Each assistant officer shall hold office at the pleasure of, and may be removed at any time with or without cause by, the Board of Directors. Assistant officers may include one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers.

SECTION 5. DUTIES. Each officer shall have the authority and shall perform the duties as may be assigned by the Board of Directors or the President, or as shall be conferred or required by law or these Bylaws, or as shall be incidental to the office.

ARTICLE IV

Indemnification of Directors, Officers, Employees, and Agents

SECTION 1. GENERAL INDEMNIFICATION. Each person who is a party or is threatened to be made a party, either as plaintiff, defendant, respondent, or otherwise, to any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (other than an administrative proceeding or civil action instituted by any federal banking agency) (a “Proceeding”), based upon, arising from, relating to, or by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust, or other incorporated or unincorporated enterprise, or any employee benefit plan or trust (each, a “Company Affiliate”), shall be indemnified and held harmless by the Company to the fullest extent authorized by the NMBCA, as the same exists on the date of the adoption of this Bylaw April 15, 2003 or as may hereafter be amended (but, in the case of any such amendment, only to the extend that such amendment permits the Company to provide broader indemnification rights than the NMBCA permitted to

Company to provide prior to such amendment), against any and all expenses, liability, and loss (including, without limitation, investigation expenses and expert witnesses’ and attorneys’ fees and expenses, judgments, penalties, fines, and amounts paid or to be paid in settlement) actually incurred by such person in connection therewith; provided, however, that, except as provided in the second paragraph of this Section 1 of Article IV with respect to Proceedings seeking to enforce rights under this Bylaw, the Company shall indemnify any such person seeking to enforce such rights in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by a two-thirds vote of the Board of Directors. The right to indemnification conferred in this Section 1 of Article IV shall be a contract right and shall include the right to be paid by the Company for expenses to be incurred in defending or prosecuting any such Proceeding in advance of its final disposition. The right to advance payment to any person subject to this Article shall be considered additional consideration for such person’s past and/or continuing service to the Company and if such advance is later deemed to be subject to repayment under the NMBCA, such advance shall not be deemed a loan or extension of credit and no interest is due or owing thereon.

The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 1 of Article IV shall not be exclusive of any other right which any person may be entitled under any statute, provision of the Restated Articles of Incorporation, or Bylaw, an agreement, a resolution of shareholders or directors, or otherwise both as to action in such person’s official capacity and as to action in another capacity while holder such office.

The Company may purchase and maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, letter of credit, or self-insurance, on behalf of any person who is a director, officer, employee, or agent of the Corporation or who while a director, officer, employee, or agent of the Company, is serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of a Company Affiliate, against any liability asserted against and incurred by such director, officer, employee, or agent in such capacity or arising out of such director’s, officer’s, employee’s, or agent’s status as such, whether or not the Company would have the power to indemnify such director, officer, employee, or agent against such liability under the NMBCA.

The Company’s indemnity of any person who was or is serving at its request as a director, officer, partner, trustee, employee, or agent of a Company affiliate shall be reduced by any amounts such person may collect as indemnification from such Company Affiliate.

The Company may, by action of its Board of Directors, authorize one or more officers to grant rights to indemnification and advancement of expenses to employees or agents of the Company on such terms and conditions as such officer or officers deem appropriate under the circumstances.

In case any provision in this Section 1 of Article IV shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to the persons indemnified hereby to the fullest extent permitted by law.

For purposes of this Section 1 of Article IV, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan or trust; references to “serving at the request of the Company” shall include any service as a director, officer, employee, or agent of the Company which imposes duties on, or involved services by, such director, officer, employee, or agent with respect to an employee benefit plan or trust, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan or trust shall be deemed to have acted in a manner “not opposed to the best interests of the Company.”

The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 1 of Article IV shall, unless otherwise provided when authorized, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 2. INDEMNIFICATION IN FEDERAL REGULATORY PROCEEDING. Each person who is a party to any administrative proceeding or civil action instituted by any federal banking agency (a “Federal Regulatory Proceeding”), based upon, arising from, relating to, or by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation or non-profit corporation, cooperative partnership, joint venture, trust, or other incorporated or unincorporated enterprise, or any employee benefit plan or trust (each, a “Company Affiliate”), shall be indemnified and held harmless by the Company to the fullest extent authorized by the NMBCA and allowed by 12 U.S.C. 1828(k) and regulations thereunder, 12 C.F.R. Part 359, as the same exist on the date of the adoption of this Bylaw April 15, 2003 or as they may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the NMBCA, 12 U.S.C. 1828(k), and the regulations thereunder permitted the Company to provide prior to such amendment), against any and all legal and other professional fees and expenses (including, without limitation, investigation expenses and expert witnesses’ and attorneys’ fees and expenses) (“Legal Expenses”) actually incurred by such person in connection with a Federal Regulatory Proceeding; provided, however, that (except for Legal Expenses and restitution covered by insurance or a fidelity bond as provided in this Section 2 of Article IV) such person shall not be indemnified against any civil money penalty, judgment, or other liability or Legal Expenses in connection with any Federal Regulatory Proceeding that results in a final order or settlement pursuant to which such person is assessed a civil money penalty, is removed from office, or is required to cease and desist from or to take any affirmative action described in Section 8(b) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(b). Payment or reimbursement of Legal Expenses by the Company, including any payment in advance of final deposition of the Federal Regulatory Proceeding, shall be made in accordance with the procedure set forth in 12 C.F.R. Part 359. The right to indemnification conferred in this Section 2 of Article IV, subject to the limitations contained in 12 C.F.R. Part 359, shall be a contract right and shall include the right to be paid by the Company for expenses to be incurred in defending any Federal Regulatory Proceeding in advance of its final disposition.

The right to indemnification and the payment of Legal Expenses incurred in defending a Federal Regulator Proceeding in advance of its final disposition conferred in the Article IV shall not be exclusive of any other right allowed by 12 U.S.C. 1828(k) and regulations thereunder to which any person may be entitled under any statute, provision of the Restated Articles of Incorporation, or Bylaw, and agreement, a resolution of shareholders or directors, or otherwise both as to action in such person’s official capacity and as to action in another capacity while holding such office.

The Company may purchase and maintain insurance of fidelity bond on behalf of any person who is a director, officer, employee, or agent of the Company or who, while a director, officer, employee, or agent of the Company, is serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of the Company Affiliate, against any liability for Legal Expenses or for restitution to the Company arising in a Federal Regulator Proceeding asserted against and incurred by such director, officer, employee, or agent in such capacity or arising out of such director’s, officer’s employee’s, or agent’s status as such, and regardless of whether such person is liable for any civil money penalty, judgment, or other liability in the Federal Regulator Proceeding, the Company may use the proceeds of such insurance or bond to pay or reimburse such person for Legal Expenses and the amount of any restitution payable by such person to the Company.

The Company may, by action of its Board of directors, authorize one or more officers to grant rights to indemnification and advancement of expenses as provide in this Section 2 of Article IV to employees or agents of the Company on such terms and conditions as such officer or officers deem appropriate under the circumstances.

SECTION 3. GENERAL. Anything in this Article IV to the contrary notwithstanding, no elimination of this Bylaw and no amendment of this Bylaw adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the sixtieth day following notice to such indemnified person of such action, and no elimination of or amendment to this Bylaw shall deprive any such person of such person’s rights hereunder arising out of alleged or actual occurrences, acts, or failures to act which had their origin prior to such sixtieth day.

In case any provision in the Article IV shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to the persons indemnified to the fullest extend permitted by law.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV shall, unless otherwise provided when authorized, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

References to “serving at the request of the Company” shall include any service as a director, officer, employee, or agent of the Company which imposes duties on, or involved services by, such director, officer, employee, or agent with respect to an employee benefit plan or trust, its participants, or beneficiaries.

ARTICLE V

Share Certificates and Transfer of Shares

SECTION 1. SHARE CERTIFICATES. Shares of stock of the Corporation may, at the discretion of the Board of Directors, be represented by certificates or may be uncertificated. Any share certificates of the Corporation shall be in the form and contain the provisions determined by the Board of Directors and required by the NMBCA

SECTION 2. TRANSFER RULES. The Board of Directors, the Chairman of the Board, the President, or the Secretary may from time to time promulgate rules or regulations as it or such officer may deem advisable concerning the issue, transfer, registration, or replacement of share certificates of the Company.

SECTION 3. REGISTERED SHAREHOLDERS. The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact of those shares. The Company shall not be bound to recognize any equitable or other claim to or interest in any shares on the part of any other person, regardless of whether the Corporation has actual or imputed knowledge of a claim of interest, except as otherwise required by the laws of New Mexico.

ARTICLE VI

Fiscal Year and Seal

SECTION 1. FISCAL YEAR. The fiscal year of the Company shall begin on the first day of January and end on the last day of December of each year.

SECTION 2. SEAL. The seal of the Company shall be circular in form. Around the margin of the seal shall be placed the words “First State Bancorporation” and in the center the words “Corporate Seal Incorporated 1988 New Mexico.”

ARTICLE VII

Amendments

These Bylaws may be altered, amended, or repealed by the affirmative vote of a majority of the Board of Directors at any regular meeting or, if notice of intention to amend, alter, or repeal the Bylaws is given in the notice of the meeting, at any special meeting of the Board of Directors.

Secretary, First State Bancorporation